Exhibit 10.1

Execution Version

THIRD AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED

CREDIT AGREEMENT

THIRD AMENDMENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of September 6, 2016, by and among PDC ENERGY, INC., a Delaware corporation formerly known as Petroleum Development Corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors (the “Guarantors”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”).  Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below) as amended hereby.

WITNESSETH:

WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Third Amended and Restated Credit Agreement dated as of May 21, 2013 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower and the Guarantors have requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects in order to, among other things, provide for a $250.0 million increase in the Aggregate Commitment thereunder (the “Incremental Facility”) and the Administrative Agent and the Lenders constituting the Required Lenders have agreed to do so on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto hereby agree as follows:

SECTION 1.                                       Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each applicable condition precedent set forth in Section 3 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment  to the extent effective as of the Limited Effective Date or the Third Amendment Effective Date, as applicable, the Credit Agreement shall be amended in the manner provided in this Section 1 on the Limited Effective Date and the Third Amendment Effective Date as set forth in Section 3. For the avoidance of doubt, (a) until an amendment to a Section of the Credit Agreement contemplated herein becomes effective pursuant to Section 3, such Section shall not be amended hereby and (b) if the conditions set forth in Section 3.2 are not met, the effectiveness of the amendments and waiver that became effective on the Limited Effective Date shall not be affected.

1.1                               Amendments to Section 1.01.

(a)                                                Subject to Section 3, the following defined terms are hereby amended and restated in their entirety or added in their entirety, in each case to read as follows:

PDC - Third Amendment

“Arris” means Arris Petroleum Corporation, a Delaware corporation.

“Asset Purchase Agreement” means that certain Asset Purchase and Sale Agreement, dated as of August 23, 2016, by and between the Target Asset Sellers, Kimmeridge and the Borrower.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bridge Facility” means Indebtedness of the Borrower consisting of the Bridge Loans incurred pursuant to the terms of the Bridge Loan Agreement.

“Bridge Loans” means loans made pursuant to the Bridge Loan Agreement.

“Bridge Loan Agreement” means a bridge loan agreement which may be entered into by and between the Borrower, the Administrative Agent and the lenders from time to time party thereto in an amount not to exceed $600.0 million.

“Control Agreement” means a deposit account control agreement or securities account control agreement (or similar agreement), as applicable, in form and substance reasonably satisfactory to the Administrative Agent, executed by the applicable Credit Party, the Administrative Agent and the relevant financial institution party thereto. Such agreement shall provide a first priority perfected Lien in favor of the Administrative Agent, for the benefit of the Secured Parties, in the applicable Credit Party’s Deposit Account and/or Securities Account.

“Controlled Account” means a Deposit Account or Securities Account that is subject to a Control Agreement.

“Deposit Account” has the meaning assigned to such term in the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Exchange Notes” means any Senior Notes received by a lender under the Bridge Loan Agreement in exchange for Bridge Loans outstanding after the Initial Bridge Loan Maturity Date in accordance with the terms of the Bridge Loan Agreement.

“Initial Bridge Loan Maturity Date” means the first anniversary of the closing date of the Bridge Facility.

“Kimmeridge” means Kimmeridge Energy Management Company GP, LLC, a Delaware limited liability company.

“Kimmeridge Acquisition” means, collectively, (a) the Acquisition by the Borrower of Arris and its Subsidiaries pursuant to the Stock Purchase Agreement and (b) the Acquisition by the Borrower of certain assets (collectively, the “Target Assets”) owned by the Target Asset Sellers pursuant to the Asset Purchase Agreement.

“Kimmeridge Acquisition Financing” means, collectively, the initial financing of the Kimmeridge Acquisition and the refinancing of any interim Indebtedness for the Kimmeridge Acquisition.

“Offering” means one or more public or private offerings by the Borrower or its Affiliates of debt securities (including any debt convertible into equity), preferred stock, mandatorily convertible securities, other equity or equity-linked securities or common equity (or any combination thereof) constituting a Kimmeridge Acquisition Financing through (a) the issuance of Senior Notes in a public offering or Rule 144A private placement, (b) the issuance of convertible debt securities in a public offering or Rule 144A private placement and/or (c) the sale of common equity in a public offering.

“Securities Account” has the meaning assigned to such term in the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“Stock Purchase Agreement” means that certain Stock Purchase and Sale Agreement, dated as of August 23, 2016, by and between the sellers party thereto, Kimmeridge, Arris and the Borrower.

“Target Assets” shall have the meaning assigned to such term in the definition of Kimmeridge Acquisition.

“Target Asset Sellers” means, collectively, 299 Resources, LLC, a Delaware limited liability company, 299 Production, LLC, a Delaware limited liability company, and 299 Pipeline, LLC, a Delaware limited liability company.

“Third Amendment” means that certain Third Amendment and Waiver to Third Amended and Restated Credit Agreement, dated as of September 6, 2016, between the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Third Amendment Effective Date” shall have the meaning assigned to such term in the Third Amendment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)                                                The definition of “Aggregate Commitment” is hereby amended by (a) replacing the words “Effective Date” with the words “Third Amendment Effective Date” in the last sentence thereof and (b) replacing “$450,000,000” with “$700,000,000” in the last sentence thereof.

(c)                                                 The pricing grid contained in the definition of “Applicable Rate” is hereby amended and restated in its entirety to read as follows:

Borrowing Base Usage:	ABR Spread	Eurodollar Spread	Unused Commitment Fee Rate
Equal to or greater than 90%	2.250%	3.250%	0.500%
Equal to or greater than 75% and less than 90%	2.000%	3.000%	0.500%
Equal to or greater than 50% and less than 75%	1.750%	2.750%	0.500%
Equal to or greater than 25% and less than 50%	1.500%	2.500%	0.500%
Less than 25%	1.250%	2.250%	0.500%

(d)                                                The definition of “Defaulting Lender” is hereby amended by (i) deleting the “or” at the end of clause (c) thereof, (ii) replacing the “.” with “, or” at the end of clause (d) thereof and (iii) inserting a new clause (e) to read as follows:

(e)                                                 has, or has a Parent that has, become the subject of a Bail-In Action.

1.2                               Amendment to Section 2.03.  Section 2.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 2.03.                          Additional Lenders; Increases in the Aggregate Commitment.  If (a) no Default exists as of the date of such increase or would be caused by such increase, (b) the Borrower shall concurrently pay any additional fees required as a result of such increase, (c) immediately after giving effect to such increase, the Aggregate Commitment does not exceed the Borrowing Base then in effect, and (d) at the time of and immediately after giving effect to such increase and any Borrowing made on the date of such increase, the Borrower is in pro forma compliance with the financial covenants set forth in Section 7.11 as of the last day of the most recently ended fiscal quarter for which the financial statements and compliance certificate required under Section 6.01 have been delivered to the Administrative Agent and the Lenders (calculated as though any Borrowing made on the date of such increase had been made as of the last day of such fiscal quarter), the Borrower may, at any time and from time to time, with the consent of the Administrative Agent, increase the Aggregate Commitment to an amount not to exceed the Maximum Facility Amount by providing written notice of such increase to the Administrative Agent, and the Administrative Agent shall promptly notify the Lenders of such increase. To satisfy such requested increase in the Aggregate Commitment, one or more financial institutions reasonably acceptable to the Administrative Agent and the Borrower may elect to participate in such requested increase by executing and delivering to the Borrower and the Administrative Agent, within 30 Business Days of the Administrative Agent’s notice to the Lenders of such requested increase, a certificate substantially in the form of Exhibit F hereto (a “Lender Certificate”) and, in the case of a financial institution that is not a Lender, may become a Lender under this Agreement by executing and delivering to the Borrower and the Administrative Agent a Lender Certificate within such 30 Business Day period.  Upon receipt by the Administrative Agent of Lender Certificates representing increases to existing Lender Commitments and/or Commitments from new Lenders as provided in this Section 2.03 in an aggregate amount equal to or greater than the requested increase (as the same may have been adjusted by the Borrower), (i) the Aggregate Commitment (including the Commitment of any Person that becomes a Lender by delivery of such a Lender Certificate) shall be increased on the effective date set forth in such Lender Certificates by the amount indicated in such Lender Certificates or by such lesser amount as necessary such that the Aggregate Commitment is increased only by the amount of the requested increase, with Commitment increases to be allocated among such increasing Lenders in the discretion of the Administrative Agent in consultation with the Borrower, but for the avoidance of doubt, no Lender’s Commitment shall be increased beyond the amount specified in such Lender’s Lender Certificate, (ii) the Register shall be amended to add the Commitment of each additional Lender or to reflect the increase in the Commitment of each existing Lender, and the Applicable Percentages of the Lenders shall be adjusted accordingly to reflect each additional Lender or the increase in the Commitment of each existing Lender, (iii) any such additional Lender shall be deemed to be a party in all respects to this Agreement and any other Loan Documents to which the Lenders are a party, and (iv) upon the effective date set forth in such Lender Certificate, any such Lender party to the Lender Certificate shall purchase and each existing Lender shall assign to such Lender a pro rata portion of the outstanding Credit Exposure of each of the existing Lenders such that the Lenders (including any additional Lender, if applicable) shall have the appropriate portion of the Aggregate Credit Exposure of the Lenders (based in each case on such Lender’s Applicable Percentage, as revised pursuant to this Section), and the Borrower shall have paid to the Lenders any amounts due pursuant to Section 2.16 as a result of such purchase and assignment.

1.3                               Amendment to Section 2.17.  Section 2.17 of the Credit Agreement is hereby amended by inserting a new Subsection 2.17(j) to read as follows:

(j)                        FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Third Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

1.4                               Amendment to Article IV.  Article IV of the Credit Agreement is hereby amended by inserting a new Section 4.24 to read as follows:

Section 4.24.  EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

1.5                               Amendment to Section 6.09.  Section 6.09 of the Credit Agreement is hereby amended by (a) replacing the word “and” with “,” at the end of Subsection 6.09(e) thereof, (b) replacing “.” with “,” at the end of Subsection 6.09(f) thereof and (c) inserting new Subsections 6.09(g) and (h) to read as follows:

(g) pay cash consideration for the Kimmeridge Acquisition (including deposits relating thereto) and (h) pay fees and expenses in connection with the Kimmeridge Acquisition, the Bridge Facility and the Offering.

1.6                               Amendment to Section 6.11.  Section 6.11 of the Credit Agreement is hereby amended by replacing each occurrence of “80%” contained therein with “85%”.

1.7                               Amendment to Section 6.12.  Section 6.12 of the Credit Agreement is hereby amended by replacing each occurrence of “80%” contained in Subsection 6.12(a) thereof with “85%”.

1.8                               Amendment to Section 6.18.  Section 6.18 of the Credit Agreement is hereby amended by inserting a new Subsection 6.18(c) to read as follows:

(c)  The Borrower shall use commercially reasonable efforts to grant and perfect Liens in Oil and Gas Interests with Mortgages representing 50% of the Engineered Value of the Direct Interests of Arris and its Subsidiaries and the Target Assets and shall, in any case, grant and perfect such Liens with Mortgages representing 85% of the Engineered Value of the Direct Interests included in the Borrowing Base Properties after giving effect to the Kimmeridge Acquisition no later than January 15, 2017; provided that, notwithstanding anything to the contrary herein, including, without limitation, Sections 6.11 and 6.12, the Borrower shall not be required to grant and perfect Liens in Oil and Gas Interests of Arris or the Target Assets prior to January 15, 2017.

1.9                               Amendment to Article VI.  Article VI of the Credit Agreement is hereby amended by inserting a new Section 6.20 to read as follows:

Section 6.20                 Account Control Agreements. The Borrower will, and will cause each other Credit Party to (a) upon the Administrative Agent’s request, cause each bank or other financial institution in which it maintains a Deposit Account and/or Securities Account to enter into a Control Agreement with the Administrative Agent in order to cause such Deposit Account and/or Securities Account to become a Controlled Account (unless such Deposit Account or Securities Account is already a Controlled Account) and (b) upon the Administrative Agent’s request after the occurrence and during the continuation of an Event of Default, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Administrative Agent, transferring ownership of the Deposit Account and/or Securities Account to the Administrative Agent until such time as no Event of Default exists. In the event the Borrower or another Credit Party shall establish, hold or maintain any Deposit Account and/or Securities Account not established, held or maintained on or prior to the Limited Effective Date (as defined in the Third Amendment), the Borrower shall promptly notify the Administrative Agent of the existence of such Deposit Account and/or Securities Account.

1.10                        Amendments to Section 7.01.  Section 7.01 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of Subsection 7.01(j) thereof, (b) replacing “.” with “;” at the end of Subsection 7.01(k) thereof and (c) inserting new Subsections 7.01(l), (m) and (n) to read as follows:

(l) Indebtedness incurred by the Borrower pursuant to the Offering;

(m) the Bridge Facility; and

(n) the Exchange Notes.

1.11                        Amendments to Section 7.04.   Section 7.04 of the Credit Agreement is hereby amended by (a) deleting the word “and” at the end of Subsection 7.04(l) thereof, (b) replacing “.” with “;” at the end of Subsection 7.04(m) thereof and (c) inserting new Subsections 7.04(n) and (o) to read as follows:

(n)                     the Kimmeridge Acquisition; and

(o)                     any deposits made in connection with any Investment permitted under clauses (e), (j) or (n) of this Section 7.04.

1.12                        Amendment to Section 7.11.  Section 7.11 of the Credit Agreement is hereby amended by replacing “June 30, 2013” with the words “the Third Amendment Effective Date” and replacing “4.25” with “4.00” in Subsection 7.11(b) thereof.

1.13                        Amendment to Article XI.  Article XI of the Credit Agreement is hereby amended by inserting a new Section 11.20 to read as follows:

Section 11.20.  Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

1.14                        Amendment to Schedules.  Schedule 2.01 of the Credit Agreement is hereby amended by deleting such Schedule in its entirety and replacing it with Schedule 2.01 attached hereto.

SECTION 2.                                       Waivers

2.1                               Waiver of Borrowing Base Reduction.  The Administrative Agent, acting at the direction of the Required Lenders, hereby waives (such waiver, the “Borrowing Base Reduction Waiver”)  the application of Section 3.06 of the Credit Agreement in connection with the Offering and any issuance of Exchange Notes; provided that the waiver contained in this Section 2.1 shall constitute a limited, one-time waiver, and nothing contained herein shall obligate the Lenders to grant any additional or future waiver with respect to, or in connection with, any provision of any Loan Document.

2.2                               Call Spread Waiver.  The Administrative Agent, acting at the direction of the Majority Lenders, hereby waives (such waiver, the “Call Spread Waiver” and together with the Borrowing Base Reduction Waiver, the “Waivers”) (a) compliance by the Borrower with the requirements and limitations set forth in Sections 6.13, 7.01, 7.04, 7.05, 7.06, 7.09, 7.13(a) and 9(g) of the Credit Agreement (in each case, as may be amended by this Amendment) to the extent, and only to the extent that, performance under Permitted New Convertible Notes Swap Agreements would violate such requirements and/or limitations or result in a Default or Event of Default under the Credit Agreement due to the application of such requirements and/or limitations, (b) compliance by the Borrower with the requirements and limitations set forth in Sections 7.06 and 7.13(a) of the Credit Agreement (in each case, as may be amended by this Amendment) to the extent, and only to the extent that, the issuance of and the performance under the New Convertible Notes by the Borrower would violate such requirements and/or limitations or result in a Default or Event of Default under the Credit Agreement due to the application of such requirements and/or limitations; provided that in the case of this clause (b) cash payments upon conversion of the New Convertible Notes (other than cash in lieu of fractional shares and other than cash payments pursuant to a Permitted Refinancing) may only be made if, immediately after giving effect to such cash payment upon conversion, the Aggregate Commitment exceeds the Aggregate Credit Exposure by 30%, (c) any Default or Event of Default under Section 9(g) of the Credit Agreement resulting from the occurrence of an event or condition under the New Convertible Notes that results in the New Convertible Notes being or becoming convertible at the option of the holder thereof, and (d) any Default or Event of Default that would result from treating Permitted New Convertible Notes Swap Agreements as “Indebtedness” under the Credit Agreement.  Each of the waivers contained in this Section 2.2 shall constitute a limited, one-time waiver, and nothing contained herein shall obligate the Lenders to grant any additional or future waiver with respect to, or in connection with, any provision of any Loan Document. For purposes of this Call Spread Waiver, the following terms shall have the following meanings:

“New Convertible Notes” means any convertible debt securities issued by the Borrower pursuant to the Offering.

“New Convertible Notes Call Options” means any call options or capped call options purchased by the Borrower from one or more financial institutions relating to the New Convertible Notes and pursuant to which the Borrower is entitled to receive an amount of cash or Equity Interests of the Borrower (or any combination of cash and such Equity Interests) upon conversions of New Convertible Notes from time to time, at maturity of the New Convertible Notes and/or upon termination of such New Convertible Notes Call Options.

“New Convertible Notes Warrants” means any warrants to purchase Equity Interests of the Borrower issued to one or more financial institutions substantially contemporaneously with the purchase by the Borrower of New Convertible Notes Call Options from such financial institutions.

“Permitted New Convertible Notes Swap Agreements” means each of the New Convertible Notes Call Options and New Convertible Notes Warrants, if any; provided that the aggregate premium payable by the Borrower in connection with the purchase of all such New Convertible Notes Call Options, less the aggregate premium received by the Borrower in connection with the issuance of all such New Convertible Notes Warrants, if any, shall not exceed 20% of the aggregate principal amount of the New Convertible Notes issued pursuant to the Offering.

SECTION 3.                                       Conditions.

3.1                               Limited Effective Date.  Each of the amendments to the Credit Agreement contained in Sections 1.1(a), 1.1(d), 1.2, 1.4, 1.5, 1.9, 1.10, 1.11, and 1.13 of this Amendment, the Waivers contained in Section 2 of this Amendment and Section 5 of this Amendment shall be effective upon the satisfaction or waiver in writing of each of the following conditions set forth in this Section 3.1 (the date on which each such condition has been satisfied or waived in writing is referred to herein as the “Limited Effective Date”):

(a)                     Execution and Delivery.  Each Credit Party, the Lenders constituting the Required Lenders, each entity that will become a Lender on the Third Amendment Effective Date (each a “New Lender”), each Lender whose Commitment is increased pursuant to Sections 1.1(b) and 3.2 hereof and the Administrative Agent shall have executed and delivered this Amendment and each other required document, all in form and substance satisfactory to the Administrative Agent.

(b)                     No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of the Amendment.

(c)                      Representations and Warranties. After giving effect to the amendments and waivers contained in the Sections of this Amendment specified above in this Section 3.1, each representation and warranty of the Credit Parties contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects on the Limited Effective Date (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

(d)                     Officer’s Certificates. The Administrative Agent shall have received (i) a certificate from the principal financial officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that the Borrower and its Restricted Subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby to occur on or prior to the Limited Effective Date, are Solvent and (ii) a customary closing certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

3.2                               Third Amendment Effective Date.  Each of the amendments to the Credit Agreement contained in Sections 1.1(b), 1.1(c), 1.3, 1.6, 1.7, 1.8, 1.12 and 1.14 of this Amendment and Section 4 of this Amendment shall be effective upon the satisfaction or waiver in writing of each of the following conditions set forth in this Section 3.2 (the date on which each such condition has been satisfied or waived in writing is referred to herein as the “Third Amendment Effective Date”); provided that the Third Amendment Effective Date occurs on or prior to December 31, 2016; provided further that if the Purchase Agreements are amended solely to extend their respective termination dates, this date may be extended to the termination date set forth in such amendments, but in no case shall this date be extended beyond January 15, 2017:

(a)                     Limited Effective Date. The Limited Effective Date shall have occurred.

(b)                     Legal Opinions.  The Administrative Agent shall have received an opinion by Davis Graham & Stubbs LLP, as counsel to the Credit Parties, in a form reasonably satisfactory to the Administrative Agent.

(c)                      Officer’s Certificates. The Administrative Agent shall have received (i) a certificate from the principal financial officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that the Borrower and its Restricted Subsidiaries, taken as a whole, after giving effect to the transactions contemplated hereby, are Solvent and (ii) a customary closing certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent.

(d)                     Minimum Gross Cash Proceeds.  The Borrower shall have received $600.0 million in aggregate gross cash proceeds from (i) the Offering, (ii) the Bridge Facility and/or (iii) any asset sales for cash between August 23, 2016 and the Third Amendment Effective Date exceeding, individually or in the aggregate, $5.0 million.

(e)                      Equity Issuance.  As partial consideration for the Kimmeridge Acquisition, the Borrower shall have issued the amount of equity contemplated to be issued by it under the Stock Purchase Agreement, Asset Purchase Agreement and those certain Investment Agreements entered into simultaneously with the closings of the transactions contemplated by the Asset Purchase Agreement and Stock Purchase Agreement, by and between the Borrower and the Investors (as defined in each Investment Agreement) party thereto (the “Investment Agreements”).

(f)                       No Other Indebtedness. After giving effect to this Amendment, the Kimmeridge Acquisition, the Bridge Facility and the Offering, neither the Borrower nor any of its Subsidiaries shall have any material Indebtedness for borrowed money other than (i) the Obligations, (ii) the Bridge Facility (or any securities constituting Indebtedness issued pursuant to the Offering in lieu of the Bridge Facility), (iii) Indebtedness permitted under Section 7.01 of the Credit Agreement (as amended hereby), (iv) the Original Senior Notes and (v) the Convertible Notes.

(g)                      Kimmeridge Acquisition.  The consummation of the Kimmeridge Acquisition pursuant to the terms of the Stock Purchase Agreement and the Asset Purchase Agreement (together, the “Purchase Agreements”) shall be a concurrent condition to the Third Amendment Effective Date, and no provision of either Purchase Agreement shall have been amended or waived, and no consent shall have been given thereunder by the Borrower or its Affiliates in any manner materially adverse to the interests of the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent, not to be unreasonably withheld, conditioned or delayed (it being understood that (i) any amendment to the definition of “Company Material Adverse Effect” in the Stock Purchase Agreement (as in effect on the date thereof) or “Seller Material Adverse Effect” in the Asset Purchase Agreement (as in effect on the date thereof) shall be deemed material and adverse to the interests of the Administrative Agent and Lenders and (ii) any increase or decrease in the purchase price in respect of the Kimmeridge Acquisition pursuant to any purchase price or similar adjustment provisions (including with respect to New

Leases (as defined in the Purchase Agreements), title defects, environmental defects, required consents, preferential purchase rights, and uncured casualty losses) set forth in the Purchase Agreements (as in effect on the date thereof) shall not constitute an alteration, amendment, change, supplement, waiver, consent or other modification to the Purchase Agreements, and shall not be deemed to be materially adverse to the interests of the Administrative Agent and Lenders, unless and until the aggregate value of such adjustments would cause Borrower’s closing condition set forth in Section 7.2(f) of the Asset Purchase Agreement and Section 7.2(g) of the Stock Purchase Agreement not to be satisfied).

(h)                     Production and Accounting Statements. The Administrative Agent shall have received such production and monthly accounting statements with respect to the Target Assets that are received by the Borrower pursuant to the Asset Purchase Agreement.

(i)                         Audited Financial Statements; Other Reports. The Administrative Agent shall have received (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries, for the three most recently completed fiscal years ended at least 90 days before the Third Amendment Effective Date, (ii) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries, for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Third Amendment Effective Date (in each case, together with the corresponding comparative period from the prior fiscal year), (iii) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Arris for the two most recently completed fiscal years ended at least 90 days before the Third Amendment Effective Date, (iv) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of Arris, for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Third Amendment Effective Date (in each case, together with the corresponding comparative period from the prior fiscal year), (v) with respect to the Target Assets, such financial statements to the extent required for a shelf takedown from Borrower’s existing registration statement on Form S-3 under the Securities Act, and (vi) the reserve reports for the proved oil and gas properties of the Borrower and its Subsidiaries and, to the extent required for a shelf takedown from Borrower’s existing registration statement on Form S-3 under the Securities Act, Arris and the Target Assets, in each case for the most recently completed fiscal year ended at least 90 days before the Third Amendment Effective Date (which reports shall be prepared according to SEC guidelines by one or more reputable third party engineers); provided that filing of the required financial statements in clauses (i) and (ii) above on form 10-K and form 10-Q by the Borrower with the Securities and Exchange Commission through the “Electronic Data Gathering, Analysis and Retrieval” system will satisfy the foregoing requirements.

(j)                        Pro Forma Financial Statements. The Administrative Agent shall have received a pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Third Amendment Effective Date, in each case, prepared in accordance with Regulation S-X after giving effect to each of the Kimmeridge Acquisition, the Offering, this Amendment and the closing of the Bridge Facility as if the Kimmeridge Acquisition, the Offering, this Amendment and the closing of the Bridge Facility had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income), in each case to the extent necessary for a shelf takedown from Borrower’s existing registration statement on Form S-3 under the Securities Act.

(k)                     Fees.  The Administrative Agent shall have received, for its own account and for the account of the Lenders, the fees separately agreed upon in the fee letter executed by the Borrower and the Administrative Agent on August 23, 2016.

(l)                         First Priority Liens; Mortgages. (i) All actions necessary to establish that the Administrative Agent will have a perfected first priority Lien (subject to Liens permitted under the Credit Agreement as amended hereby) in the Collateral under the Credit Agreement shall have been taken, including, without limitation, a Mortgage Lien (and receipt of title information) on 85% of the Engineered Value of the Direct Interests included in the Borrowing Base Properties (prior to giving effect to the Kimmeridge Acquisition); provided that, to the extent any Collateral (including the grant or perfection of any security interest) is not or cannot be provided on the Third Amendment Effective Date (other than the grant and perfection of liens (x) in assets with respect to which a lien may be perfected solely by the filing of a financing statement under the Uniform Commercial Code, (y) in capital stock with respect to which a lien may be perfected by the delivery of a stock certificate or (z) the Mortgage Liens referred to above in this clause (i)), after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision of such Collateral shall not constitute a condition precedent to the Third Amendment Effective Date, but shall instead be provided within thirty (30) days of the Third Amendment Effective Date, subject to the application of Section 6.18(c) of the Credit Agreement as amended hereby (such proviso being referred to herein as the “Limited Conditionality Provision”) and (ii) (x) all prior material Indebtedness for borrowed money secured by a Lien in the Target Assets (other than Indebtedness permitted under the Credit Agreement as amended hereby) shall have been paid, redeemed, defeased and discharged in full, (y) the Administrative Agent shall have received a customary payoff letter in connection with the same, and (z) all prior Liens in the Target Assets (other than Liens permitted under the Credit Agreement as amended hereby) shall have been released.

(m)                 PATRIOT Act. The Administrative Agent shall have received, at least 3 days prior to the Third Amendment Effective Date, to the extent requested by the Administrative Agent or its counsel at least 10 days prior to the Third Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(n)                     Representations and Warranties.  After giving effect to the amendments contained herein, each representation and warranty of (i) Arris contained in the Stock Purchase Agreement (as in effect on August 23, 2016) that is material to the interests of the Lenders, but only to the extent the accuracy of any such representation is a condition to the obligation of the Borrower (or an Affiliate thereof) to close under the Stock Purchase Agreement, or the Borrower

(or an Affiliate thereof) has the right to terminate the Stock Purchase Agreement as a result of a breach of such representation, (ii) the Target Asset Sellers contained in the Asset Purchase Agreement (as in effect on August 23, 2016) that is material to the interests of the Lenders, but only to the extent the accuracy of any such representation is a condition to the obligation of the Borrower (or an Affiliate thereof) to close under the Asset Purchase Agreement, or the Borrower (or an Affiliate thereof) has the right to terminate the Asset Purchase Agreement as a result of a breach of such representation and (iii) such Credit Party contained in Sections 4.01, 4.02, 4.03 (except to the extent such conflict has not resulted in a Company Material Adverse Effect (as defined in the Stock Purchase Agreement (as in effect on August 23, 2016)) or a Seller Material Adverse Effect (as defined in the Asset Purchase Agreement (as in effect on August 23, 2016))), 4.07, 4.08, 4.14, 4.17, 4.21 (subject to the application of the Limited Conditionality Provision), 4.22, and 4.23 of the Credit Agreement shall be true and correct in all material respects on the Third Amendment Effective Date (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

SECTION 4.                                       Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

4.1                               Corporate Authority; No Conflicts.  The execution, delivery and performance by such Credit Party of this Amendment and all documents, instruments and agreements contemplated herein are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon such Credit Party or result in the creation or imposition of any Lien upon any of the assets of such Credit Party.

4.2                               Enforceability.  This Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

4.3                               No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION 5.                                       Miscellaneous.

5.1                               Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Credit Party hereby agrees that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

5.2                               Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3                               Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

5.4                               Request for Account Control Agreements.  The Administrative Agent hereby requests that the Borrower cause, and cause each other Credit Party to cause, each Deposit Account and/or Securities Account established, held or maintained by the Borrower or such other Credit Party on or prior to the Third Amendment Effective Date to become a Controlled Account no later than the Third Amendment Effective Date in accordance with Section 6.20 of the Credit Agreement as amended hereby.

5.5                               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

5.6                               Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

5.7                               Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

5.8                               Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law.

5.9                               New Lenders.  Each New Lender shall execute a Lender Certificate to evidence the Commitments of such New Lender which Lender Certificate will be effective, and such New Lender shall be deemed to be a Lender in all respects under the Credit Agreement and the other Loan Documents, concurrently with the satisfaction of the conditions set forth in Section 3.2 hereto on the Third Amendment Effective Date.

[Remainder of Page Intentionally Blank.  Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

PDC ENERGY, INC.

By:	/s/ Barton R. Brookman, Jr.
Name: Barton R. Brookman, Jr.
Title: President and Chief Executive Officer

GUARANTORS:

RILEY NATURAL GAS COMPANY

By:	/s/ Lance A. Lauck
Name: Lance A. Lauck
Title: President

Signature Page

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Issuing Bank and as a Lender

By:	/s/ Jo Linda Papadakis
Name: Jo Linda Papadakis
Title: Authorized Officer

Signature Page

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Ronald E. McKaig
Name: Ronald E. McKaig
Title: Managing Director

Signature Page

BANK OF MONTREAL, as a Lender

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

Signature Page

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name: Kathleen J. Bowen
Title: Managing Director

Signature Page

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Michael D. Willis
Name: Michael D. Willis
Title: Managing Director

By:	/s/ Darrell Stanley
Name: Darrell Stanley
Title: Managing Director

Signature Page

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Alan Dawson
Name: Alan Dawson
Title: Director

Signature Page

SCOTIABANC INC.,
as a Lender

By:	/s/ K. Zhou
Name: K. Zhou
Title: Director

Signature Page

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Dalton Harris
Name: Dalton Harris
Title: Vice President

Signature Page

BOKF, NA d/b/a BANK OF OKLAHOMA,
as a Lender

By:	/s/ Eric Griffin
Name: Eric Griffin
Title: Senior Vice President

Signature Page

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

Signature Page

COMERICA BANK,
as a Lender

By:	/s/ Garrett R. Merrell
Name: Garrett R. Merrell
Title: Relationship Manager

Signature Page

NATIXIS, NEW YORK BRANCH,
as a Lender

By:	/s/ Timothy Polvado
Name: Timothy Polvado
Title: Senior Managing Director

By:	/s/ Leila Zomorrodian
Name: Leila Zomorrodian
Title: Director

Signature Page

TEXAS CAPITAL BANK, N.A.,
as a Lender

By:	/s/ Gabriela A. Ramirez
Name: Gabriela A. Ramirez
Title: Vice President

Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Tara McLean
Name: Tara McLean
Title: Vice President

Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George McKean
Name: George McKean
Title: Senior Vice President

Signature Page

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY,
as a Lender

By:	/s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:	/s/ Daria Mahoney
Name: Daria Mahoney
Title: Authorized Signatory

Signature Page

TORONTO DOMINION (TEXAS), LLC,
as a Lender

By:	/s/ Savo Bozic
Name: Savo Bozic
Title: Authorized Signatory

Signature Page

GOLDMAN SACHS BANK USA,
as a New Lender

By:	/s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

Signature Page

ABN AMRO CAPITAL USA LLC,
as a New Lender

By:	/s/ Kelly Hall
Name: Kelly Hall
Title: Vice President

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

Signature Page

FIFTH THIRD BANK,
as a New Lender

By:	/s/ Jonathan H Lee
Name: Jonathan H Lee
Title: Director

Signature Page

PNC BANK, NATIONAL ASSOCIATION,
as a New Lender

By:	/s/ Sandra Aultman
Name: Sandra Aultman
Title: Managing Director

Signature Page